EXHIBIT 5.1

July 6, 2011

Board of Directors
Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue, Suite 360
Greensboro, North Carolina 27408

Re:     Registration Statement on Form S-3
of Tanger Factory Outlet Centers, Inc. and
Tanger Properties Limited Partnership

Ladies and Gentlemen:

We have served as counsel to Tanger Factory Outlet Centers, Inc. (the "Company"), with respect to certain aspects of North Carolina law, in connection with the Companys sale to Jeffries & Company, Inc. (the Underwriter) of 4,600,000 of the Companys common shares, par value $0.01 per share (the Common Shares) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the Act), filed with the Securities and Exchange Commission (the Commission) on July 2, 2009 (Registration No. 333-160433) (as so filed and as amended, the Registration Statement), a base prospectus dated July 2, 2009 (the Base Prospectus), a preliminary prospectus supplement dated June 29, 2011 (the Preliminary Prospectus Supplement and, together with the Base Prospectus, the Preliminary Prospectus), a prospectus supplement dated June 29, 2011 (the Prospectus Supplement and, together with the Base Prospectus, the Prospectus), and an underwriting agreement dated June 29, 2011 among the Company, the Operating Partnership and the Underwriter (the Underwriting Agreement). The reports and proxy statements filed by the Company and the Operating Partnership with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus are herein called the Incorporated Documents. References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. Capitalized terms not otherwise defined herein shall have the same meaning as such terms have in the Company's Amended Articles (as defined below), the Underwriting Agreement and the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Common Shares.

In preparation for rendering our opinion and in our capacity as counsel for the Company, we have taken the following action:

1.
We have made inquiries of and obtained information from officers of the Company with respect to certain factual matters which provide the basis for the opinions we have been requested to give. The opinions expressed herein assume the accuracy and completeness of the information so obtained.

2.	We have obtained such other certifications and copies of such other documents as we deemed appropriate to render the opinions expressed herein.

In our examination and review of the materials referred to above, we have assumed (i) the legal capacity of natural persons and the genuineness of all the signatures, and (ii) the authenticity of all documents submitted to us as conformed, certified or photostatic copies. We have assumed that the Underwriter had full power and authority to enter into and perform all obligations and agreements under the Underwriting Agreement and to engage in the transactions contemplated thereby and, as to the Underwriter, we have assumed also the due authorization by all requisite action, the due execution and delivery, and the validity, binding effect and enforceability, of the Underwriting Agreement.

The opinions expressed herein are subject to the following qualifications:

1.
The opinions expressed herein are limited to the application of the internal laws of the State of North Carolina and the federal laws of the United States of America, insofar as such laws apply, and we express no opinion with respect to the application or effect of conflicts of law rules or the laws of any other states or jurisdictions.

2.
We have relied upon, and the opinions expressed herein assume the accurateness and completeness of, written certificates and statements of officers, employees and accountants of the Company as to all matters of fact, including the representations and warranties of the Company and the Operating Partnership in the Underwriting Agreement.

3.	We express no opinion with respect to the application of, compliance with or affect of federal or state securities laws on the transactions contemplated by the Registration Statement.

Based upon the foregoing and subject to the qualifications and limitations stated herein, it is our opinion that the issuance of the Common Shares has been duly authorized in compliance with applicable law and, upon the issuance and delivery of and payment for such Common Shares in the manner contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus and by the action of the Board of Directors authorizing the issuance of the Common Shares, such Common Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based on the applicable law in effect on the date hereof. In delivering this opinion to you we are not undertaking to apprise you either of any transactions, events or occurrences taking place after the date of this letter of which we may acquire any knowledge or of any change in, revision or supplement to applicable laws taking place after the date of this letter which may affect any opinion set forth in this letter.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption Legal Matters in the prospectus included therein.

Very truly yours,
/s/ Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.